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                                    EXHIBIT A




         To Custodian Agreement dated as of January 2, 1997 between Bankers Trust Company and Advantus Series Fund, Inc.


                               LIST OF PORTFOLIOS
                               ------------------

         The following is a list of Portfolios referred to in the first WHEREAS clause of the above-referred to Custodian Agreement. Terms used herein as defined terms unless otherwise defined shall have the meanings ascribed to them in the above-referred to Custodian Agreement.

Bond Portfolio

Mortgage Securities Portfolio

Maturing Government Bond 2002 Portfolio

Maturing Government Bond 2006 Portfolio

Maturing Government Bond 2010 Portfolio

International Stock Portfolio

Global Bond Portfolio







Dated as of:  January 18, 2000                  ADVANTUS SERIES FUND, INC.


                                                By: __________________________
                                                Name: ________________________
                                                Title: _______________________


                                                BANKERS TRUST COMPANY


                                                By: __________________________
                                                Name:
                                                Title: